UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 10, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.02 Termination of a Material Definitive Agreement.
See Item 5.02 of this report for a description of the termination of the letter agreement between Lighting Science Group Corporation, a Delaware corporation (the “Company”) and Roland J. Bopp, dated as of February 2, 2009, pursuant to which Mr. Bopp served as the Company’s Chief Operating Officer (the “Employment Letter”).
The information in Item 5.02 of this report is incorporated in this Item 1.01 by reference.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective as of June 10, 2009, the Company terminated the employment of Roland J. Bopp, the Company’s former Chief Operating Officer. Pursuant to the Employment Letter, conditioned upon Mr. Bopp executing and not revoking an appropriate release of claims, Mr. Bopp will receive a severance payment of $56,250, the equivalent of three months’ salary, payable in equal installments over a three-month period commencing with the first regular pay period after Mr. Bopp’s execution of an appropriate release of claims and the expiration of the revocation period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: June 10, 2009	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chairman and Chief Executive Officer